Exhibit 10.44
FOURTH AMENDMENT TO THE

INDIVIDUAL ACCOUNT RETIREMENT PLAN

FOR

BARGAINING UNIT EMPLOYEES

AT THE CAMERON INTERNATIONAL CORPORATION

BUFFALO, NEW YORK PLANT

(As Amended and Restated Effective as of January 1, 2008)

WHEREAS, CAMERON INTERNATIONAL CORPORATION (the “Company”) has heretofore adopted the INDIVIDUAL ACCOUNT RETIREMENT PLAN FOR  BARGAINING UNIT EMPLOYEES AT THE CAMERON INTERNATIONAL CORPORATION BUFFALO, NEW YORK PLANT, as amended and restated effective as of January 1, 2008  (the “Plan”) for the benefit of its eligible employees; and

WHEREAS, the Company desires to amend the Plan in certain respects.

NOW, THEREFORE, the Plan is hereby amended as follows:

I.           Effective as of January 1, 2007, the following shall be added to the end of the fourth paragraph of Section 11.03(a) of the Plan:

“Notwithstanding the foregoing, periodic, reasonable opportunities occurring no less frequently than quarterly shall be provided to convert any amounts invested in the Company Stock Fund, and no restrictions or conditions shall apply with respect to any investment in the Company Stock Fund that does not apply with respect to the investment of other assets of the Plan except as otherwise permitted under Section 401(a)(35) of the Code and the regulations promulgated thereunder.”

II.           Effective as of January 1, 2009:

1.           The following shall be added to the end of Section 9.01(g) of the Plan:

“Notwithstanding the foregoing, a Member’s deemed severance from employment pursuant to Section 414(u)(12)(B)(i) shall not be a “severance from employment,” and, therefore, such Member shall not be eligible for a distribution under the Plan as a result of such deemed severance.”

2.           The following shall be added to the end of Section 17.07 of the Plan:

“Further, a Member’s deemed severance from employment pursuant to Section 414(u)(12)(B)(i) shall not be a “termination from employment,” and, therefore, such Member shall not be eligible for a distribution under the Plan as a result of such deemed severance.”

III.           Effective as of July 13, 2010:

1.           The following new definition shall be added to Section 1.01 of the Plan:

“(6A)           Board:  The board of directors of Cameron International Corporation.”

2.           The following new definition shall be added to Section 1.01 of the Plan:

“(7A)	Committee: The Cameron International Corporation Plans Administration Committee.”

3.           Section 1.01(11) of the Plan shall be deleted and the following shall be substituted therefor:

“(11)	Company Stock Fund: The investment fund established to invest in Company Stock and maintained pursuant to the provisions of Sections 11.01(a) and 11.02.”

4.           A new Section 10.07 shall be added to the Plan as follows:

“10.07  Temporary Restrictions.  In order to ensure an orderly transition in the transfer of assets to the Funding Agent from another trust fund maintained under the Plan or from the trust fund of a plan that is merging into the Plan or transferring assets to the Plan or to ensure an orderly transition of recordkeeping, valuation, or other administrative activities from one service provider to another service provider, the Company may, in its discretion, temporarily prohibit or restrict withdrawals, loans, changes to contribution elections, changes of investment designation of future contributions, transfers of amounts from one Fund to another Fund, or such other activity as the Company deems appropriate, provided that any such temporary cessation or restriction of such activity shall be in compliance with all applicable law and the Company shall have provided to Members, their beneficiaries, and alternate payees the notices and information required to be provided with respect to such temporary cessation or restriction of such activity by applicable law and regulations.”

5.           Section 11.01 of the Plan shall be deleted and the following shall be substituted therefor:

“11.01  Funding Agent.

(a)           The assets of the Plan shall be maintained by the Funding Agent in the investment fund or funds made available from time to time by the Committee or, in the case of the Company Stock Fund, by the Board (the “Fund” or “Funds”) in accordance with the selection made by each Member with respect to the contributions in his Account pursuant to Section 11.03(a) below.

(b)           The Funding Agent shall receive such compensation for its services as Funding Agent hereunder as may be agreed upon from time to time by the Committee and the Funding Agent.  The Funding Agent shall be reimbursed for all reasonable expenses it incurs while acting as Funding Agent, as agreed upon by the Committee and as provided in Section 11.03(b).”

6.           Section 11.02 of the Plan shall be deleted and the following shall be substituted therefor:

“11.02  Company Stock Fund.  The Company shall cause the Company Stock Fund to be established and maintained at all times under the Plan. The assets of the Company Stock Fund shall be invested by the Funding Agent solely in Company Stock; provided, however, that the Company Stock Fund may hold an amount of cash to the extent required in lieu of holding fractional shares of Company Stock.  The Funding Agent shall receive Company Stock from the Company or purchase Company Stock in the market.  The Board has mandated that the Plan offer the Company Stock Fund under the Plan as a matter of Plan design, in order to afford Members, beneficiaries and alternate payees the opportunity to invest in Company Stock through their Accounts under the Plan.  None of the Board, the Committee, the Company or any of its officers, directors or employees either encourages or discourages investment in the Company Stock Fund.  Members, beneficiaries and alternate payees should understand that the Company Stock Fund is only one of several Funds offered for the investment of Accounts under the Plan and that they are free to invest in any Fund, and to determine, in their own discretion, whether or not to invest in any Fund (including, without limitation, the Company Stock Fund).  All Members, beneficiaries and alternate payees whose Accounts are invested in the Company Stock Fund, or who are considering investing their Accounts in the Company Stock Fund, should understand that:  (1) the Company Stock Fund represents the investment in the equity securities of a single company and, therefore, may be inherently subject to wider price swings, up and down and in shorter periods of time, than other Funds offered under the Plan, (2) the Company Stock Fund should be viewed as a long term investment option which will be maintained under the Plan indefinitely, and (3) the fiduciaries of the Plan will not override any instructions that Members, beneficiaries and alternate payees may provide requesting that all or part of their Accounts be invested in the Company Stock Fund nor can they act to eliminate or otherwise restrict the inclusion of the Company Stock Fund as a Fund offered under the Plan.”

7.           The last paragraph of Section 11.03(a) of the Plan shall be deleted and the following shall be substituted therefor:

“Notwithstanding any provision in this Section 11.03(a) to the contrary, in the event any one or more of the Funds is eliminated as an investment fund by the Committee (or, in the case of the Company Stock Fund, by the Board), each Member, beneficiary or alternate payee who has an investment election in effect that designates such investment fund for the investment of amounts allocated to such individual’s Accounts, shall designate a continuing Fund or Funds made available under the Plan for the investment of such amounts; provided, however, that in the event such individual fails to make such a designation, such contributions or amounts shall be invested in a the Fund or Funds designated by the Committee in a uniform and nondiscriminatory manner.”

8.           The following paragraph shall be added at the end of Section 12.01 of the Plan:

“To prevent any two parties to the Plan from being deemed co-fiduciaries with respect to any particular function, both the Plan and any instruments relating to the Plan to which the Funding Agent  is a party (“Funding Instruments”) are intended, and should be construed, to allocate to each party to the Plan or the Funding Instruments, as applicable, only those specific powers, duties, responsibilities, and obligations as are specifically granted to it under the Plan or the Funding Instruments.  The Plan is intended to allocate to each named fiduciary the individual responsibility for proper execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such named fiduciaries unless such sharing is provided for by a specific provision of the Plan or the Funding Instruments.”

9.           Section 13.01 of the Plan shall be deleted and the following shall be substituted therefor:

“13.01  Amendments.  Subject to the provisions of Section 13.02, the Committee may at any time and from time to time, amend the Plan.  Further, the Committee may amend the Plan at any time and from time to time, with any such Committee amendment action being exercised in a settlor capacity, provided that:  (a) any amendment to the Plan that substantially and materially increases the benefits of officers or directors of the Company shall require the prior approval of the Board or the committee of the Board (if any) to which the duty of general oversight has been delegated by the Board, and (b) notwithstanding anything to the contrary herein, the Committee shall have no authority to amend or modify the Plan’s design or operation as it relates to the offering of the Company Stock Fund and the composition of the Company Stock Fund and the Committee shall have no authority to eliminate or restrict the inclusion of the Company Stock Fund under the Plan or to review or approve any assets in which the Company Stock Fund is invested.  For the avoidance of doubt, only the Company, by action of the Board, shall be authorized to amend the Plan’s provisions or modify the Plan’s operations pertaining to the inclusion of the Company Stock Fund as a vehicle for investment of Accounts under the Plan.”

10.           The following new Section 16.011 shall be added to Article XVI of the Plan:

“16.011  No Guarantees.  None of the Company, the Committee, the Board or the Funding Agent guarantees the Plan’s assets from loss or depreciation, nor the payment of any amount which may become due to any person hereunder.  All benefits payable under the Plan shall be paid or provided for solely from the Plan assets and none of the Employer, including the Company, the Committee, the Board or the Funding Agent assumes any liability or responsibility for the adequacy thereof.”

IV.           Effective as of September 1, 2010:

1.           Reference to “the Company” in Sections 3.06(a), 3.06(d), 9.03(d), 9.04(a), 9.08, 11.01, 11.01, 11.03 (except in the first paragraph of Section 11.03(a)), 11.04, 11.05 (except where referenced in the phrases “Company Stock” or “Company Stock Fund”) 12.03, 13.03, 14.02(d), 15.02(c), 16.03, 16.04, 17.03 (except in the third sentence of such section), and Section 5 of Appendix A to the Plan shall be deleted and reference to “the Committee” shall be substituted therefor.

2.           Section 9.01(c) shall be deleted and the following shall be substituted therefor:

“(c)           Notwithstanding the foregoing provisions of this Section 9.01, the Committee for the Plan from which a benefit is to be paid may designate a later Benefit Disbursement Date and, upon notification thereof to such Member or Beneficiary, as the case may be, such designated date shall become the Benefit Disbursement Date; provided, however, that in no event shall a Benefit Disbursement Date be later than the 60th day following the close of the Plan Year during which the Member attains, or would have attained, age 65 or, if later, the date he terminated employment with the Company.  If the amount of benefit payment required to commence by a certain date in accordance with the Plan cannot be ascertained by such date, or if it is not possible to commence benefit payments on such date because the Committee has been unable to locate the Member or Beneficiary, as the case may be, after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such benefit payment can be ascertained under the Plan, or the date on which the Member or Beneficiary, as the case may be, is located, whichever is applicable.”

3.           Article X of the Plan shall be deleted and the following shall be substituted therefor:

“X.           PLAN ADMINISTRATION

10.01  Plan Administrator.  For purposes of ERISA, the Committee shall be the Plan Administrator and, as such, shall be responsible for the compliance of the Plan with the reporting and disclosure provisions of ERISA.

10.02  Authority of the Committee.  The Committee shall have all the powers and authority expressly conferred upon it herein and, further, shall have the sole right to interpret and construe the Plan, and to determine any disputes arising thereunder, subject to the provisions of Section 10.04.  In exercising such powers and authority, the Committee at all times shall exercise good faith, apply standards of uniform application, and refrain from arbitrary action.  Any decision of the Committee in such exercise of its powers, authorities and duties shall be final and binding upon all affected parties.  The Committee may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder.  The Committee shall be a “named fiduciary” as that term is defined in Section 402(a)(2) of ERISA.  The Committee may:

(a)           allocate any of the powers, authorities, or responsibilities for the operation and administration of the Plan, which are retained by it or granted to it by this Article X, to the Funding Agent; and

(b)           designate a person or persons other than itself to carry out any of such powers, authorities, or responsibilities;

provided, however, that no powers, authorities, or responsibilities of the Funding Agent shall be subject to the provisions of paragraph (b) of this Section 10.02; and provided further, that no allocation or delegation by the Committee of any of its powers, authorities, responsibilities to the Funding Agent shall become effective unless such allocation or delegation first shall be accepted by the Funding Agent in a writing signed by it and delivered to the Committee.

To prevent any two parties to the Plan from being deemed co-fiduciaries with respect to any particular function, both the Plan and any instruments relating to the Plan to which the Funding Agent  is a party (“Funding Instruments”) are intended, and should be construed, to allocate to each party to the Plan or the Funding Instruments, as applicable, only those specific powers, duties, responsibilities, and obligations as are specifically granted to it under the Plan or the Funding Instruments.  The Plan is intended to allocate to each named fiduciary the individual responsibility for proper execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such named fiduciaries unless such sharing is provided for by a specific provision of the Plan or the Funding Instruments.

10.03  Action by the Committee.  Any act authorized, permitted, or required to be taken by the Committee under the Plan, which has not been delegated in accordance with Section 10.02, may be taken by a majority of the members of the Committee, either by vote at a meeting, or in writing without a meeting.  All notices, advices, directions, certifications, approvals, and instructions required or authorized to be given by the Committee under the Plan shall be in writing and signed by either (i) a majority of the members of the Committee, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) a person who become authorized to act for the Committee in accordance with the provisions of paragraph (b) of Section 10.02.  Subject to the provisions of Section 10.04, any action taken by the Committee which is authorized, permitted, or required under the Plan shall be final and binding upon the Company and the Funding Agent, all persons who have or who claim an interest under the Plan, and all third parties dealing with any Funding Agent or the Company.

10.04  Claims Review Procedure.  Claims for Plan benefits and reviews of Plan benefit claims which have been denied or modified will be processed in accordance with the written Plan claims procedures established by the Committee, which procedures are hereby incorporated by reference as a part of the Plan and may be amended from time to time by the Committee.

10.05  Qualified Domestic Relations Order.  The Committee shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders.  Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.

10.06  Indemnification.  In addition to whatever rights of indemnification the members of the Board, members of the Committee, or any other person or persons (other than the Funding Agent or individuals, other than Board members, not employed by the Company or its affiliates) to whom any power, authority, or responsibility of the Committee is allocated or delegated pursuant to paragraph (b) of Section 10.02, may be entitled under the articles of incorporation, regulations, or bylaws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy such liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys’ fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise, or failure to exercise, by such member or such other person or persons of any of the powers, authorities, responsibilities, or discretion of the Company or the Committee as provided under the Plan and the Funding Instruments, or reasonably believed by such member or such other person or persons to be provided thereunder, and any action taken by such member or such other person or persons in connection therewith.

10.07  Temporary Restrictions. In order to ensure an orderly transition in the transfer of assets to the Funding Agent from another trust fund maintained under the Plan or from the trust fund of a plan that is merging into the Plan or transferring assets to the Plan or to ensure an orderly transition of recordkeeping, valuation, or other administrative activities from one service provider to another service provider, the Committee may, in its discretion, temporarily prohibit or restrict withdrawals, loans, changes to contribution elections, changes of investment designation of future contributions, transfers of amounts from one Fund to another Fund, or such other activity as the Committee deems appropriate, provided that any such temporary cessation or restriction of such activity shall be in compliance with all applicable law and the Committee shall have provided to Members, their beneficiaries, and alternate payees the notices and information required to be provided with respect to such temporary cessation or restriction of such activity by applicable law and regulations.”

4.           Reference to “the Plan Administrator” in Sections 9.05(b), 14.03, and Article XVII shall be deleted and reference to “the Committee” shall be substituted therefor.

5.           Section 16.02 of the Plan shall be deleted and the following shall be substituted therefor:

“16.02  Payments Solely from Plan Assets.  All benefits payable under the Plan shall be paid or provided for solely from the Plan assets and none of the Company, the Committee or the Funding Agent assumes any liability or responsibility for the adequacy thereof.  The Committee or the Funding Agent may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.”

6.           A new Section 16.011 shall be added to the Plan as follows:

“16.011  Plan Administration Communications and Systems.  The Committee may establish telephone and/or electronic media systems and procedures (including on-line mechanisms) for purposes of effecting Plan communications and Plan administration operations.  To the extent that any such telephone and/or electronic media systems and procedures are established by the Committee, references in the Plan suggesting that other systems or procedures would be used for purposes of effecting a given Plan communication or Plan administration operation shall be superseded and reference to the telephone or electronic media system or procedure which was effected, as communicated to Participating Employees, shall be deemed substituted therefor.”

7.           Reference to “the Employer” in Section 17.04 shall be deleted and reference to “the Committee” shall be substituted therefor.

VI.           As amended hereby, the Plan is specifically ratified and reaffirmed.

EXECUTED, this 30th day of August 2010, effective for all purposes as provided above.

CAMERON INTERNATIONAL CORPORATION

By:	/s/
Name:	William C. Lemmer
Title:	Senior Vice President & General Counsel